                                                                    EXHIBIT 4.05

                          LEHMAN BROTHERS HOLDINGS INC.

                      10 Uncommon Values(R) Index BASES(SM),
  0.25% Basket Adjusting Structured Equity SecuritiesSM Notes Due July 3, 2006


Number R-1                                                            $4,000,000
                                                               CUSIP 524908 DN 7


See Reverse for Certain Definitions

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, on July 3, 2006, or if a Delaying Event occurs, three Business Days after the Payment Determination Date therefor (the "Stated Maturity"), in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to (i) the greater of (a) $1,000 and (b) the Alternative Redemption Amount and (ii) accrued but unpaid interest through the Stated Maturity (the "Maturity Payment Amount"), and to pay interest computed on the basis of a 360-day year of twelve 30-day months, semi-annually on January 3 and July 3 of each year, commencing January 3, 2002, on said principal sum at said office or agency, in like coin or

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                                                                               2


currency, at a rate per annum equal to 0.25% from July 3, 2001 or the most recent January 3 or July 3 to which interest has been paid or duly provided for.

            The interest so payable on any January 3 or July 3 shall, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the fifteenth day of the calendar month prior to which the interest payment is made. Interest may, at the option of the Company, be paid by check mailed to the person entitled thereto at such person's address as it appears on the registry books of the Company.

            Any amount payable hereon shall be paid only upon presentation and surrender of this Security.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

            "10 Uncommon Values" is a registered trademark of, and "Basket Adjusting Structured Equity Securities" and "BASES" are service marks of, Lehman Brothers Inc.

            This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

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                                                                               3


            IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: July 3, 2001                 LEHMAN BROTHERS HOLDINGS INC.


                                    By:        /s/ BARRETT S. DIPAOLO
                                        --------------------------------------
                                        Name:  Barrett S. DiPaolo
                                        Title: Vice President

                                    Attest:    /s/ CINDY S. GREGOIRE
                                            ----------------------------------
                                        Name:  Cindy S. Gregoire
                                        Title: Assistant Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: July 3, 2001

CITIBANK, N.A.
  as Trustee


By:
    -------------------------------
    Name:
    Title:

                               Reverse of Security

            This Security is one of a duly authorized series of Securities of the Company designated as 10 Uncommon Values(R) Index BASESSM, 0.25% BaskeT Adjusting Structured Equity SecuritiesSM Notes Due July 3, 2006 (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

            The Securities are not redeemable prior to June 28, 2003. The Securities may be redeemed, at the option of the Company, as a whole or from time to time in part, on or after June 28, 2003 (the "Redemption"), and prior to the Stated Maturity, upon the notice referred to below, at a redemption price, for each $1,000 principal amount of the Securities redeemed, equal to (i) the greater of (a) $1,000 and (b) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through the Redemption Date (the "Redemption Payment Amount").

            Notice of Redemption shall be given by mailing a notice to the Holders of such Redemption (the "Redemption Notice") in accordance with the Indenture and the Securities. A Redemption shall occur on the Redemption Date Redemption Date.

            The Securities shall be repayable at the option of the Holder thereof (the "Repurchase"), in whole or from time to time in part, on any Business Day until eight Business Days before July 3, 2006, at a price for each $1,000 principal amount of the Securities repurchased, equal to (i) the Alternative Redemption Amount and (ii) any accrued but unpaid interest through the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, through the Delaying Event Repurchase Date (the "Repurchase Payment Amount"). In order for the Holder to be repaid, the Company must receive at the Corporate Trust Office of the Trustee (or at such other address of which the Company shall from time to time notify the Holders of the Securities) at any time until eight Business Days before July 3, 2006, (i) this Security with the form entitled "Option to Elect Repayment" set forth below duly completed or (ii) unless the Holder is The Depository Trust Company or its nominee or a successor securities depository or its nominee, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of this Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security together with the form entitled "Option to Elect Repayment" set forth below duly completed, shall be received by the Company not later than five Business Days after the date of

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                                                                               2


such telegram, telex, facsimile transmission or letter and this Security and form duly completed are received by the Company by such fifth Business Day. Any such election shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment shall be determined by the Company, whose determination shall be final and binding. A Repurchase shall occur on the Non-Delaying Event Repurchase Date or, if a Delaying Event occurs, on the Delaying Event Repurchase Date.

            The Ending Index Level used to calculate the Alternative Redemption Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

            All percentages resulting from any calculation with respect to the Securities shall be rounded at the Calculation Agent's discretion.

            The Trustee shall fully rely on the determination by the Calculation Agent of the Payment Amount and shall have no duty to make any such determination.

            This Security is not subject to any sinking fund.

            If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture shall be equal to the Payment Amount calculated as though the date of acceleration was the Stated Maturity and the date three Business Days prior thereto was the applicable Payment Determination Date.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66"% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; PROVIDED, HOWEVER, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest therein payable in any coin or currency other than that hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any or the principal of, or premium if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

            The Securities are issuable in denominations of $1,000 and any integral multiple of $1,000.

            The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

            No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

            For United States federal income tax purposes, the Securities will be governed by the contingent payment debt regulations under Treas. Reg. ss.1.1275-4 (the "Contingent Debt Regulations"). The Company has determined thE "Comparable Yield" to be 5.835% per annum, compounded semi-annually, and the projected payment schedule per note to be $1.25 semi-annually and $1,320.17 due on the stated maturity date which includes the final interest payment.

            THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            Set forth below are definitions of the terms used in this Security.

            "Alternative Redemption Amount", for each $1,000 principal amount of the Securities, is equal to:

            $1,000     x     ENDING INDEX LEVEL
                             ------------------
                                   126.25

            "AMEX" shall mean the American Stock Exchange.

            "Average Execution Price" for a security or other property shall mean the average execution price that an affiliate of the Company receives or pays for such security or property, as the case may be, to hedge the Company's obligations under the Securities.

            "Business Day" notwithstanding the Indenture, shall mean any day other than a Saturday, a Sunday or a day on which either the NYSE or the AMEX is not open for securities trading or commercial banks in New York City are authorized or required by law or executive order to remain closed.

            "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of July 3, 2001, between the Company and the Calculation Agent, as amended, modified or supplemented from time to time.

            "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Ending Index Level and the Payment Amount. The initial Calculation Agent is Lehman Brothers Inc.

            "Calculation Date" shall mean (i) three Business Days prior to (a) for payment at Stated Maturity, July 3, 2006 or (b) for payment upon a Repurchase, the Non-Delaying Event Repurchase Date or (ii) the date of the Redemption Notice for payment upon a Redemption.

            "Close of Trading" shall mean 4:00 p.m., New York City time.

            "Closing Price," means the following, determined by the Calculation Agent based on information reasonably available to it:

            (i) If the Index Security is listed on a United States national securities exchange, trading system or is a NASDAQ Stock Market, Inc. security, the last reported sale price at the Close of Trading, regular way, on such day, on the primary securities exchange or trading system registered under the Securities Exchange Act of 1934 on which such Index Security is listed or admitted to trading or NASDAQ Stock Market, Inc., as the case may be.

            (ii) If the Index Security is listed on a non-United States securities exchange, trading system (other than a bulletin board) or market, the last reported sale price at the Close of Trading, regular way, on such day, on the primary exchange, trading system or market on which such Index Security is listed or admitted to trading, as the case may be. The Closing Price will then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate.

            (iii) If the Index Security is not listed on a national securities exchange or trading system or is not a NASDAQ Stock Market, Inc. security, and is listed or traded on a bulletin board, the average execution price that an affiliate of the Company receives upon the sale of such Index Security used to hedge the Company's obligations for this Security. If such Index Security is listed or traded on a non-United States bulletin board, the Closing Price will then be converted into U.S. dollars using the Official W.M. Reuters Spot Closing Rate.

            (iv) If a Market Disruption Event has occurred for an Index Security on a day on which the Closing Price for such Index Security is to be calculated, the Closing Price for such Index Security shall initially be determined using the Closing Price for such Index Security on the next preceding Trading Day on which a Market Disruption Event did not occur. Once the Market Disruption Event has ceased, the Closing Price of such Index Security shall then be adjusted to equal the Average Execution Price of the Index Security. The Rollover Closing Level and the resulting Multipliers shall then be recalculated and adjusted accordingly.

            "Delaying Event" shall mean a Market Disruption Event for an Index Security that occurs on the relevant Calculation Date.

            "Delaying Event Repurchase Date" shall mean, if a Delaying Event occurs on the Calculation Date for a Repurchase, three Business Days after the Payment Determination Date therefor.

            "Ending Index Level" shall equal the sum of (a) the products of the Closing Prices and the applicable Multipliers for each Index Security for which a Delaying Event does not occur on the related Calculation Date, (b) if a Delaying Event occurs for an Index Security on the related Calculation Date, the product of the Closing Price for such Index Security on the next Business Day on which a Market Disruption Event does not occur for such Index Security and the Multiplier for such Index Security and (c) any cash included in the 10 Uncommon Values Index on the Calculation Date.

            "Index Securities" shall mean the securities included in the 10 Uncommon Values Index from time to time.

            "Issue Price" shall mean $1,000.

            "Market Disruption Event" with respect to an Index Security means any of the following events as determined by the Calculation Agent:

            (i) A suspension, absence or material limitation of trading of such Index Security has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which such Index Security is traded or, in the case of an Index Security not listed or quoted in the United States, on the primary exchange, trading system or market for such Index Security. Limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, trading system, or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for an Index Security traded on a bulletin board means a suspension, absence or material limitation of trading of such Index Security for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

            (ii) A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading in options contracts related to such Index Security, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which options contracts related to such Index Security are traded or otherwise.

            (iii) Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the Close of Trading, of accurate price, volume or related information in respect of such Index Security or in respect of options contracts related to such Index Security, in each case traded on any major U.S. exchange or trading system or in the case of Index Securities of a non-U.S. issuer, the primary non-U.S. exchange, trading system or market.

      For purposes of determining whether a Market Disruption Event has occurred:

            (i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

            (ii) any suspension in trading in an option contract on an Index Security by a major securities exchange, trading system or market by reason of (a) a price change violating limits set by such securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

            (iii) a suspension or material limitation on an exchange, trading system or in a market will include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the Close of Trading on the relevant exchange, trading system or market but will not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

            (iv) "Trading systems" include bulletin board services.

            "Multiplier" relating to each Index Security shall mean the number of shares (including any fractional share expressed as a decimal) of such Index Security included in the 10 Uncommon Values Index. The Multipliers with respect to each Index Security shall only be adjusted for certain extraordinary corporate events as described in the Calculation Agency Agreement.

            "Non-Delaying Event Repurchase Date" shall mean the eighth Business Day following the Business Day on which the Company receives notice of a Repurchase from a Holder.

            "NYSE" shall mean the New York Stock Exchange.

            "Official W.M. Reuters Spot Closing Rates" shall mean the closing spot rates published on Reuters page "WMRA" relevant for such Index Security.

            "Payment Amount" shall mean the Maturity Payment Amount, the Redemption Payment Amount or the Repurchase Payment Amount, as the case may be.

            "Payment Determination Date" shall mean the relevant Calculation Date, unless a Delaying Event occurs with respect to such Payment Determination Date, in which case the first Business Day after the Calculation Date on which the Closing Prices for all Index Securities that have been subject to a Delaying Event have been determined.

            "Redemption" shall mean the option of the Company to redeem, at any time on or after June 28, 2003, in whole or from time to time in part, the Securities.

            "Redemption Date" shall mean, notwithstanding anything to the contrary in the Indenture, the date set forth in the Redemption Notice, which date shall not be less than 30 nor more than 60 days after the date of the Redemption Notice.

            "Redemption Notice" shall mean the notice of Redemption mailed to the Holders.

            "Repurchase" shall mean the option, at any time until eight Business Days before July 3, 2006, of a beneficial holder to elect to require the Company to repurchase, at any time until eight Business Days before July 3, 2006, in whole or from time to time in part, such holder's Securities.

            "Stated Maturity" shall mean July 3, 2006, or if a Delaying Event occurs on July 3, 2006 (or if July 3, 2006 is not a Business Day, on the next Business Day on which the Ending Index Level can be calculated), three Business Days after the Payment Determination Date on which the Ending Index Level has been determined.

            "Trading Day" shall mean a day on which trading generally is conducted on the NYSE, AMEX and NASDAQ NMS and in the over-the-counter market for equity securities as determined by the Calculation Agent.

            "10 Uncommon Values Index" shall mean the group of common stocks (or the depositary receipts representing such common stocks) of 10 corporations, selected each year by the Investment Policy Committee of Lehman Brothers Inc. with the assistance of its Equity Research Department, as adjusted for certain extraordinary corporate events as described in the Calculation Agency Agreement.

            All terms used but not defined in this Security are used herein as defined in the Calculation Agency Agreement or the Indenture.

                            OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the Alternative Redemption Amount plus any accrued but unpaid interest.

            For this Security to be repaid, the Company must receive at the office of the Trustee, located at its Corporate Trust Office (or at such other place or places of which the Company shall from time to time notify the holder of the within Security) on any Business Day until eight Business Days before July 3, 2006, (i) this Security with this "Option to Elect Repayment" form duly completed, or (ii) unless the Holder is The Depository Trust Company or its nominee or a successor securities depository or its nominee, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers or a commercial bank or a trust company in the United States of America setting forth the name of the holder of the within Security, the principal amount of the within Security, the portion of the within Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the within Security with this "Option to Elect Repayment" form duly completed shall be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and the within Security and form duly completed are received by the Company by such fifth Business Day.

            If less than the entire amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the holder elects to have repaid: $______. A Security shall be issued to the holder in an amount equal to the portion not being repaid.

Dated:

                                    --------------------------------------------
                                    NOTE: The Signature to this Option to Elect
                                    Repayment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any other change whatsoever.

                        --------------------------------

            The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -  as tenants in common   UNIF GIFT MIN ACT - ________ Custodian _______
                                                       (Cust)            (Minor)
TEN ENT -  as tenants by the      under Uniform Gifts to Minors
           entireties             Act _________________________
JT TEN  -  as joint tenants with              (State)
           right of Survivorship
           and not as tenants in
           common

     Additional abbreviations may also be used though not in the above list.

                        --------------------------------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

----------------------

----------------------


--------------------------------------------------------------------------------
(Name and Address of Assignee, including zip code, must be printed or typewritten.)


--------------------------------------------------------------------------------
the within Security, and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
to transfer the said Security on the books of the Company, with full power of substitution in the premises.

      Dated:

                                    ----------------------------------------

      NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:





---------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.